UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2016

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10776 (Commission File Number)	25-0530110 (IRS Employer Identification No.)
3000 GSK Drive Moon Township, Pennsylvania (Address of principal executive offices)		15108 (Zip Code)

Registrant's telephone number, including area code: (412) 787-6700

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Fourth Amendment to Credit Agreement. On April 13, 2016, Calgon Carbon Corporation (the “Company”) entered into that certain Fourth Amendment to Credit Agreement (the “Fourth Amendment”) by and among the Company, as Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent (“PNC”) in order to amend and restate Section 8.2.6(ii)(E) by increasing the threshold for a “Permitted Acquisition” (as defined in that certain Credit Agreement by and among the Company, as Borrower, the Guarantors party thereto, the Lenders party thereto and PNC, dated as of November 6, 2013, as amended by that certain Letter Agreement, dated as of February 10, 2014, by that Second Amendment and Consent, dated as of November 6, 2014 and by that Third Amendment to Credit Agreement, dated as of August 7, 2015 (as further amended, modified, supplemented or restated from time to time, the "Credit Agreement")).
 The summary of the material terms and conditions of the Fourth Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.04                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.                    Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit Number	Description

10.1
Fourth Amendment to Credit Agreement by and among Calgon Carbon Corporation, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent dated April 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

April 15, 2016	By:	/s/ Chad Whalen
Name: Chad Whalen
Title: Senior Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit Number	Description

10.1
Fourth Amendment to Credit Agreement by and among Calgon Carbon Corporation, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent dated April 13, 2016.